UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 27, 2013, United Development Funding IV (the “Company”) announced that it has retained RCS Capital, a division of Realty Capital Securities, LLC (“RCS”), as its financial advisor to assist in evaluating potential financing and strategic alternatives, including (i) a possible sale transaction involving the Company, (ii) the possible listing of the Company’s common shares on a national securities exchange and (iii) a possible acquisition transaction involving the Company.

On January 24, 2013, the Company and RCS, the Company’s dealer manager for its current public, non-listed offering, notified selling group members that, through January 23, 2013, the Company had raised approximately $350 million under its primary offering, and that the Company’s primary offering will close on the earlier to occur of (i) raising $500 million from the primary offering (plus any additional amounts that may be reallocated from the $200 million distribution reinvestment plan) or (ii) May 13, 2013.

As of March 26, 2013, the Company has raised approximately $396 million of the $500 million referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: March 27, 2013	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw Chief Executive Officer